Exhibit 10.19

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 2, 2005, by and between COMERICA BANK (“Bank”) and SCIENTIFIC LEARNING CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of January 15, 2004, as amended from time to time including by that certain First Amendment to Loan and Security Agreement dated as of September 29, 2004 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             The following defined terms in Section 1.1 of the Agreement hereby are amended or restated as follows:

“Effective Tangible Net Worth” means at any date as of which the amount thereof shall be determined, the sum of the capital stock, partnership interest or limited liability company interest of Borrower and its Subsidiaries plus Subordinated Debt, minus intangible assets, determined in accordance with GAAP.

“Revolving Maturity Date” means June 2, 2007.

2.             Section 2.1(a)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the Revolving Line and (2) amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.”

3.	Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Intentionally Omitted.”
4.	Section 2.3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof as set forth in the LIBOR/Prime Rate Addendum to Loan & Security Agreement attached as Exhibit C.”

5.	Section 2.5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Facility Fee. On the Closing Date and on each anniversary of the Closing Date, through the termination of Bank’s obligation to make Credit Extensions under this Agreement, a fee equal to $20,000, which shall be nonrefundable; and”

6.	Section 5.4 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Intentionally Omitted.”

7.             The second paragraph of Section 6.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Within twenty five (25) days after the last day of each month, Borrower shall deliver to Bank aged listings of accounts receivable.”

8.	The number “1.25” in Section 6.8 of the Agreement is hereby replace with the number “1.50”.
9.	Section 6.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Measured as of the last day of each month, if Borrower’s Adjusted Quick Ratio (calculated pursuant to Section 6.8) is less than 1.75 to 1.00, Borrower shall maintain an Effective Tangible Net worth as follows: a) greater than or equal to negative Five Million Dollars (($5,000,000)) through June 30, 2006 and b) greater than or equal to One Dollar ($1.00) thereafter.”

10.	Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.
11.	Exhibit D to the Agreement is hereby replace with Exhibit D attached hereto.
12.	The Schedule to the Agreement is hereby replaced with the Schedule attached hereto.

13.           No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

14.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

15.          Borrower represents and warrants that the Representations and Warranties contained in the Agreement (as qualified by the Schedule attached hereto) are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

16.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)           a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)           all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(d)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

17.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SCIENTIFIC LEARNING CORPORATION

By: /s/ Jane A. Freeman ——————————————————

Title: CFO —————————————————

COMERICA BANK

By: /s/ Rod Werner ——————————————————

Title: SVP —————————————————

[Signature Page to Second Amendment to Loan & Security Agreement]

EXHIBIT C

LIBOR/PRIME RATE

Addendum To Loan and Security Agreement

This LIBOR/Prime Rate Addendum to Loan and Security Agreement (this “Addendum”) is entered into as of December 2, 2005, by and between COMERICA BANK (“Bank”) and SCIENTIFIC LEARNING CORPORATION (“Borrower”). This Addendum supplements the terms of the Loan and Security Agreement of even date herewith.

1.	Definitions.

(a)           Advance. As used herein, “Advance” means a borrowing requested by Borrower and made by Bank under the Loan Agreement, including a LIBOR Option Advance and/or a Prime Rate Option Advance.

(b)           Business Day. As used herein, “Business Day” means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

(c)           LIBOR. As used herein, “LIBOR” means the rate per annum (rounded upward if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR	100% - LIBOR Reserve Percentage

(i)            “Base LIBOR” means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

(ii)           “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

(d)           LIBOR Business Day. As used herein, “LIBOR Business Day” means a Business day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

(e)           LIBOR Period. As used herein, “LIBOR Period” means, with respect to a LIBOR Option Advance:

(i)            initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and continuing for, in every case, a period of 30, 60 or 90 days thereafter so long as the LIBOR Option Advance is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of Advance as provided in the Loan Agreement or in the notice of conversion as provided in this Addendum; and

(ii)           thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, a period of 30, 60 or 90 days thereafter so long as the LIBOR Option Advance is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

(f)           Loan Agreement. As used herein, “Loan Agreement” means the Loan and Security Agreement between Borrower and Bank dated as of January 15, 2004, as amended from time to time including by that certain First Amendment to Loan and Security Agreement dated as of September 29, 2004 and that certain Second Amendment to Loan and Security Agreement dated as of December 2, 2005.

(g)           Regulation D. As used herein, “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

(h)           Regulatory Development. As used herein, “Regulatory Development” means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

2.             Interest Rate Options. Borrower shall have the following options regarding the interest rate to be paid by Borrower on Advances under the Loan Agreement:

(a)           A rate equal to two and one half percent (2.50%) above Bank’s LIBOR, (the “LIBOR Option Advance”), which LIBOR Option Advance shall be in effect during the relevant LIBOR Period; or

(b)           A rate equal to the “Prime Rate” as referenced in the Loan Agreement and quoted from time to time by Bank as such rate may change from time to time (the “Prime Rate Option”).

3.            LIBOR Option Advance. The minimum LIBOR Option Advance will not be less than One Million Dollars ($1,000,000) for any LIBOR Option Advance.

4.             Payment of Interest on LIBOR Option Advances. Interest on each LIBOR Option Advance shall be payable pursuant to the terms of the Loan Agreement. Interest on such LIBOR Option Advance shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

5.            Bank’s Records Re: LIBOR Option Advances. With respect to each LIBOR Option Advance, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Period applicable thereto and any payments made thereon on Bank’s books and records (either manually or by electronic entry) and/or on any schedule attached to the Loan Agreement, which notations shall be prima facie evidence of the accuracy of the information noted.

6.             Selection/Conversion of Interest Rate Options. At the time any Advance is requested under the Loan Agreement and/or Borrower wishes to select the LIBOR Option Advance for all or a portion of the outstanding principal balance of the Loan Agreement, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower; (b) the principal amount subject thereto; and (c) if the LIBOR Option Advance is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Option Advance selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) LIBOR Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Period. For each LIBOR Option Advance requested hereunder, Bank will quote the applicable fixed LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation as given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Option Advance to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under the Loan Agreement or at the end of any LIBOR Period, Borrower shall be deemed to have selected the Prime Rate Option for such Advance or the principal amount to which such LIBOR Period applied. At any time the LIBOR Option Advance is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Prime Rate Option. At any time the Prime Rate Option is in effect, Borrower may convert to the LIBOR OPTION ADVANCE, and shall designate a LIBOR Period.

7.             Default Interest Rate. From and after the maturity date of the Loan Agreement, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of the Loan Agreement shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to five percent (5.00%) above the rate of interest from time to time applicable to the Loan Agreement.

8.             Prepayment. In the event that the LIBOR Option Advance is the applicable interest rate for all or any part of the outstanding principal balance of the Loan Agreement, and any payment or prepayment of any such outstanding principal balance of the Loan Agreement shall occur on any day other than the last day of the applicable LIBOR Period (whether voluntarily, by acceleration, required payment, or otherwise), or if Borrower elects the LIBOR Option Advance as the applicable interest rate for all or any part of the outstanding principal balance of the Loan Agreement in accordance with the terms and conditions hereof, and, subsequent to such election, but prior to the commencement of the applicable LIBOR Period, Borrower revokes such election for any reason whatsoever, or if the applicable interest rate in respect of any outstanding principal balance of the Loan Agreement hereunder shall be changed, for any reason whatsoever, from the LIBOR Option Advance to the Prime Rate Option prior to the last day of the applicable LIBOR Period, or if Borrower shall fail to make any payment of principal or interest hereunder at any time that the LIBOR Option Advance is the applicable interest rate hereunder in respect of such outstanding principal balance of the Loan Agreement, Borrower shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant LIBOR Period, at the applicable rate of interest for such outstanding principal balance of the Loan Agreement, as provided under this Loan Agreement, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant outstanding principal balance of the Loan Agreement hereunder through the purchase of an underlying deposit in an amount equal to the amount of such outstanding principal balance of the Loan Agreement and having a maturity comparable to the relevant LIBOR Period; provided, however, that Bank may fund the outstanding principal balance of the Loan Agreement hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Any outstanding principal balance of the Loan Agreement which is bearing interest at such time at the Prime Rate Option may be prepaid without penalty or premium. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

BY INITIALING BELOW, BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR OPTION ADVANCE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT SET FORTH HEREIN (“PREPAYMENT AMOUNT”), EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THE NOTE, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR OPTION ADVANCE PURSUANT TO THE NOTE IN RELIANCE ON THESE AGREEMENTS.

            /s/ JF

BORROWER’S INITIALS

9.             Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a LIBOR Option Advance prior to the last day of the applicable LIBOR Period for any reason, including, without limitation, termination of the Loan Agreement, whether pursuant to this Addendum or the occurrence of an Event of Default; (ii) any termination of a LIBOR Period prior to the date it would otherwise end in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance.

10.           Funding Losses. The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR Option Advance(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Loan Agreement.

11.          Regulatory Developments Or Other Circumstances Relating To Illegality or Impracticality of LIBOR. If any Regulatory Development or other circumstances relating to the interbank Euro-dollar markets shall, at any time, in Bank’s reasonable determination , make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrower and:

(a)           In the case of a LIBOR Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and

(b)           No LIBOR Period may be designated thereafter until Bank determines that such would be practical.

12.           Additional Costs. Borrower shall pay to Bank from time to time, upon Bank’s request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a LIBOR Option Advance or to Bank’s obligation to make a LIBOR Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Option Advance or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any LIBOR Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance; (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or any deposits referred to in the definition of LIBOR); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

13.          Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Loan Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

SCIENTIFIC LEARNING CORPORATION	COMERICA BANK

By: /s/ Jane A. Freeman —————————————————	By: /s/ Rod Werner ——————————————————

Title: CFO ————————————————	Title: SVP —————————————————

By: /s/ Linda L. Carloni —————————————————
Title: VP ————————————————

[Signature Page to LIBOR Addendum to Loan and Security Agreement]

PRIME RATE/LIBOR RATE ADVANCE REQUEST FORM

The undersigned hereby certifies as follows:

I, ____________________________, am the duly elected and acting _____________________ of SCIENTIFIC LEARNING CORPORATION (“Borrower”).

This Prime Rate/LIBOR Rate Advance Request Form is delivered on behalf of Borrower to Comerica Bank, pursuant to that certain Loan and Security Agreement between Borrower and Comerica Bank dated as of January 15, 2004, as amended from time to time including by that certain First Amendment to Loan and Security Agreement dated as of September 29, 2004 and that certain Second Amendment to Loan and Security Agreement dated as of December 2, 2005 (the “Agreement”). The terms used herein which are defined in the Agreement have the same meaning herein as ascribed to them therein.

Borrower hereby requests on __________________, 20___, an Advance/conversion from one rate to another, as follows:

(a)	The date on which the Advance is to be made/converted is ____________, 20___.

(b)           The amount of the Advance/conversion is to be __________________ ($______________), in the form of a Prime Rate Advance of $______________________; and/or a LIBOR Rate Advance of $_______________ for a LIBOR Interest Period of ___________ days.

All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

IN WITNESS WHEREOF, this Prime Rate/LIBOR Rate Advance Request Form is executed by the undersigned as of this _______ day of _____________, 20____.

SCIENTIFIC LEARNING CORPORATION

By:

Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	SCIENTIFIC LEARNING CORPORATION

The undersigned authorized officer of SCIENTIFIC LEARNING CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes (subject to year-end adjustments with the absence of footnotes).

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements	Monthly within 25 days		Yes	No
Annual (CPA Audited)	FYE within 90 days		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R Agings	Monthly within 25 days		Yes	No
A/R Audit	Upon Bank Request		Yes	No
Total amount of Borrower’s cash and investments	Amount: $________		Yes	No
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $________		Yes	No

Financial Covenant	Required	Actual	Complies

Adjusted Quick Ratio	1.50:1.00	_____:1.00	Yes	No
ETNW (only if AQR < 1.75)
Through 6/30/06	($5,000,000)	$_________	Yes	No
After 6/30/06	$1.00	$_________	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status		Yes	No

DATE

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

Obligations of Borrower under Borrower’s Lease Agreement with Rotunda Partners II dated October 1, 2003 and related Lease Termination Agreement of the same date.

Obligations to pay royalties and patent expenses on patents licensed from the University of California and Rutgers, the State University of New Jersey, under the Exclusive License Agreement, dated September 27, 1996, between Borrower and the Regents of the University of California, as amended. These patents cover most of our products and revenue.

Indebtedness to IKON and Konica relating to lease of copiers.

Indebtedness to Neopost relating to lease of mailing machine.

Permitted Investments (Section 1.1)

Notes receivable from current and former officers of Borrower, in principal amount of approximately $1.5 million at October 31, 2005, and all interest accrued thereon.

1,772,727 shares of Series A Preferred Stock of Neuroscience Solutions Corporation (“NSC”), issued pursuant to the Technology Transfer Agreement dated September 30, 2003, between Borrower and NSC and the related Series A Preferred Stock Purchase Agreement.

Permitted Liens (Section 1.1)

Security interests of IKON, Konica and Neopost with respect to the Indebtedness to them listed above.

Intellectual Property (Section  5.6)

Certain patents and patent applications are jointly owned by Borrower and the University of California and/or the University of Texas, Dallas. These jointly owned cases are listed on Exhibit A to this Schedule of Exceptions.

In August 1999, Oklahoma State University wrote Borrower suggesting that Borrower’s advertising materials indicated that the Fast ForWord Language product might employ concepts covered by US Patent No. 5,711,671, which is owned by the University. Borrower reviewed that patent, concluded that Borrower’s products were not within the scope of the patent, and so notified the University. Borrower has not had any discussions or correspondence with this University since August 2000.

Prior Names; Locations of Assets (Section 5.7)

Borrower was originally incorporated in California under the name Scientific Learning Principles Corporation. Borrower changed its name to Scientific Learning Corporation when it reincorporated in Delaware in May 1997.

In addition to Borrower’s chief executive offices, Inventory and/or Equipment of Borrower is also located at:

•	Alom Technologies, 48105 Warm Springs Blvd Fremont, CA 94539. Alom is Borrower’s fulfillment contractor, and as such much of Borrower’s inventory is located at Alom.
•

Raging Wire Enterprise Solutions, 1200 Stryker Avenue, Sacramento, CA 95834-1157. Raging Wire hosts Borrower’s primary internet operations site and certain of Borrower’s computer equipment is located there.

•

Homes of Borrower’s field sales and service personnel. Borrower’s field sales and service personnel work from their homes, located throughout the US. These personnel have possession of personal computer equipment and limited quantities of software used for demonstration and display purposes.

•	Research sites with which Borrower is working from time to time have limited amounts of computer equipment at their premises, on loan from Borrower.

Litigation (Section 5.8)

SkyTech, Inc. is a former independent sales representative of Borrower. In November 2004, Borrower gave SkyTech notice that Borrower was terminating the sales representative agreement because SkyTech had not achieved its quota during the prior two years. In February 2005, Borrower stopped taking orders placed through SkyTech. SkyTech has disputed Borrower’s rights to take such actions. SkyTech has also expressed dissatisfaction about SLC’s actions during the agreement, the functioning of the products, and the support that they and their customers have received.

On May 16, 2005 we received from SkyTech’s counsel a Demand for Arbitration relating to this dispute. The Demand for Arbitration claimed damages of $10 million. SLC was never served with this demand. SLC has now been informed by the American Arbitration Association that, because SkyTech did not agree to a filing fee arrangement, the AAA returned the arbitration demand to SkyTech’s counsel.

On July 28, 2005, Borrower was served with a Summons and Complaint relating to this dispute. The case is filed in Minnesota state court, in the county of Hennepin. The complaint makes substantially the same allegations as the arbitration claim. The plaintiffs are Skytech as well as SkyLearn, LLC and HEK, Inc, d/b/a/ SkyLearn Digital Systems, who claim to be contractors to SkyTech and third-party beneficiaries of the sales representative agreement.

SLC has filed a motion to compel arbitration and to stay or, in the alternative, to dismiss the complaint. The motion was heard on November 14, 2005 and the parties are awaiting the ruling. SLC has also filed and served its own Demand for Arbitration. This Demand seeks to recover the unpaid balance for orders placed by SkyTech and a declaratory judgment that SLC did not violate its agreement with SkyTech.

Borrower believes that the SkyTech claims are not valid, and that Scientific Learning does not have any significant liability to SkyTech.

Transactions with Affiliates (Section 7.8)

Warburg, Pincus Ventures, holds warrants to purchase a total of 1,375,000 shares of Borrower’s common stock at an exercise price of $8.00 per share. The warrants were issued in 2001 in connection with the provision of a loan guarantee to Borrower and expire in 2008.

Borrower holds notes receivable from current and former officers of Borrower, in principal amount of $1.5 million at October 31, 2005, plus accrued interest. Principal and interest under the notes are due December 31, 2005.

Under a Technology Transfer Agreement with Posit Science Corporation (formerly Neuroscience Solutions Corporation (“PSC”), Borrower licensed to PSC patents owned by Borrower, patents licensed by Borrower from universities, and certain software developed by Borrower. All of the licenses are limited to the health field, and most are exclusive for that field. PSC and Borrower also agreed to license to one another certain patents that may be issued in the future. Dr. Michael M. Merzenich, who is a founder, director, significant stockholder and former officer of Borrower, is also a founder, director, significant stockholder and officer of PSC. Drs. Paula A. Tallal, Steven L. Miller and William Jenkins, each of whom is a founder, director, officer, and/or significant shareholder of Borrower, are consultants to Posit Science Corporation and/or members of Posit’s Scientific Advisory Board.

Exhibit A to Schedule of Exceptions

Jointly Owned Patents

Docket	Country	Serial Number	Patent No.	Title	Owner	Status
701	US	08/852,651	6,109,107	Method and Apparatus for Diagnosing and Remediating Language Based Learning Impairments	UC/SLC	ISSUED
701-D1	US	09/617,585	6,349,598	Method and Apparatus for Diagnosing and Remediating Language-Based Learning Impairments	UC/SLC	ISSUED
701-D2	US	10/027,518	6,457,362	Method and Apparatus for Diagnosing and Remediating Language-Based Learning Impairments	UC/SLC	ISSUED
704-AU	AU	13133/99	746634	Method for Improving Motor Control in an Individual by Sensory Training	UC/SLC	ISSUED
704-HK	HK	101437.9		Method for Improving Motor Control in an Individual by Sensory Training	UC/SLC	PENDING
704-JP	JP	11-528635		Method for Improving Motor Control in an Individual by Sensory Training	UC/SLC	PENDING
704B	US	09/470,047	6,409,685	Method for Improving Motor Control in an Individual by Sensory Training	UC/SLC	ISSUED
704C1	US	09/374,227	6,267,733	Apparatus and Methods for Treating Motor Control and Somatosensory Perception Deficits	UC/SLC	ISSUED
706	US	08/970,564	6,422,869	Methods and Apparatus for Assessing and Improving Processing of Temporal Information in Human	UC/SLC	ISSUED

706-HK	HK	100536.1		Methods and Apparatus for Assessing and Improving Processing of Temporal Information in Human	UC/SLC	PENDING
706-JP	JP	11-528633		Methods and Apparatus for Assessing and Improving Processing of Temporal Information in Human	UC/SLC	PENDING
724	US	09/224,510	6,221,908	System for Stimulating Brain Plasticity	UC/SLC	ISSUED
725	US	09/134,759	6,231,344	Prophylactic Reduction and Remediation of Schizophrenic Impairments Through Interactive Behavioral Training	UC/SLC	ISSUED
725-CA	CA	2340667		Prophylactic Reduction and Remediation of Schizophrenic Impairments Through Interactive Behavioral Training	UC/SLC	PENDING
725A	US	09/153,568	6,165,126	Remediation of Depression Through Computer-Implemented Interactive Behavioral Training	UC/SLC	ISSUED
0008	US	10/000,844		Computer -Implemented Methods and Apparatus for Remediating Abnormal Behaviors	UC/SLC/UofTDallas	PENDING

Corporation Resolutions and Incumbency Certification Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of Scientific Learning Corporation; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.             Any one (1) of the following CEO, CFO, Controller, General Counsel (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)           Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), a Michigan banking corporation, including, without limitation, pursuant to that certain Loan and Security Agreement dated as of January 15, 2004, as amended from time to time including by that certain First Amendment to Loan and Security Agreement dated as of September 29, 2004 and that certain Second Amendment to Loan and Security Agreement dated as of December __, 2005.

(b)           Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)           Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)           Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

(e)           Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.             Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.             Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.             These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.             Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.             The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

Robert C. Bowen ——————————————	CEO ————————	/s/ Robert C. Bowen ——————————

Jane A. Freeman ———————————	CFO ————————	/s/ Jane A. Freeman ——————————

Jon Corbet ——————————————	Controller ————————	/s/ Jon Corbett ——————————

Linda L. Carlon ———————————	General Counsel ————————	/s/ Linda L. Carloni ——————————

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on December 2, 2005.

/s/ Linda L. Carloni

Secretary

The Above Statements are Correct.	/s/ Jane A. Freeman

SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.